II-VI INCORPORATED
                         STOCK OPTION PLAN OF 2001


     Section 1.  Amendment.  Upon the effective date set forth in
Section 14, the II-VI Incorporated Stock Option Plan of 1997 is hereby amended and restated as the II-VI Incorporated Stock Option Plan of 2001 (hereinafter called the "Plan"). Under the Plan, directors, officers, key employees, consultants and independent contractors of II-VI Incorporated (hereinafter called the "Company") and its subsidiaries, if any, who are responsible for its continued growth and development and future financial success of the Company may be responsible for its continued growth and development and future financial success of the Company may be granted options to purchase shares of common stock of the Company in order to secure to the Company the advantages of the incentive and sense of proprietorship inherent in stock ownership by such persons.

     Section 2. Duration. All options granted under this Plan must be granted within ten years of August 11, 2011. Any options outstanding after the expiration of such ten-year period may be exercised within the periods prescribed by Section 8.

     Section 3. Administration. The Plan shall be administered by the Board of Directors of the Company or, at the election of the Board of Directors, either by (i) a committee of the Board of Directors or (ii) with respect to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended, an officer of the Company (the "Administrator") appointed so as to comply with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, as such rule may be amended from time-to-time, or any successor rule. In the event that the Administrator is a committee of the Board of Directors, a majority of the committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the committee shall be deemed the acts of the committee. Subject to the provisions of the Plan and to policies determined by the Board of Directors, the Administrator is authorized to adopt such rules and regulations and to take action in the administration of the Plan as it shall deem proper.

     Section 4. Eligibility. Directors, officers, key employees, consultants and independent contractors of the Company and its subsidiaries, if any (including officers and employees who are directors of the Company), who, in the opinion of the Administrator, are mainly responsible for the continued growth and development and future financial success of the business shall be eligible to participate in the Plan. In addition, consultants and independent contractors shall be eligible for the grant of Nonstatutory Stock Options only (as hereinafter defined). The Administrator shall, in its sole discretion, from time to time, select from such eligible persons to whom options shall be granted and determine the number of shares to be included in such option. No officer or employee shall have any right to receive an option, except as the Administrator in its discretion shall determine. The terms "subsidiaries" and "parent" where used in the Plan or in any stock option agreement entered into under the Plan means a "subsidiary corporation" or a "parent corporation" respectively as defined in Section 424 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code").

     Section 5. Shares Subject to Plan. Inclusive of options granted under this Plan prior to amendment hereby, options may be granted pursuant to the Plan to purchase up to 3,870,000 shares of no par value common stock of the Company (subject to adjustment as provided in Section
9), which may be either authorized and unissued shares or shares held in the treasury of the Company. To the extent that options granted under the Plan (including options granted under the Plan prior to amendment hereby) shall expire or terminate without being exercised, shares covered thereby shall remain available for purposes of the Plan. Shares delivered to the Company to pay the option price or otherwise shall also remain available for purposes of the Plan.

     Section 6. Types of Options. Options granted pursuant to the Plan may be either options which are treated as incentive stock options under
Section 422 of the Code (hereinafter called "Incentive Stock Options") or other options not intended to be treated as incentive stock options under
Section 422 of the Code (hereinafter called "Nonstatutory Stock Options"). Incentive Stock Options and Nonstatutory Stock Options shall be granted separately hereunder. Subject to the foregoing, the Administrator shall determine, in its sole discretion, whether and to what extent options granted under the Plan shall be Incentive Stock Options or Nonstatutory Stock Options.

     Section 7. Authority of Administrator. The Administrator, in its sole discretion, may permit an optionee voluntarily to surrender for cancellation an option granted under the Plan, such surrender to be conditioned upon the granting to such optionee of a new option under the Plan for the same or a different number of shares as the option surrendered, or may require such voluntary surrender as condition precedent to the grant of a new option to such optionee. Any such new option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Administrator at the time the new option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the option surrendered to cancellation. The grant of such new option shall not be deemed an amendment of the Plan or the option surrendered. For purposes of Section 5 hereof, options granted under this Plan and subsequently surrendered for cancellation shall be deemed to have terminated without being exercised.

     Section 8. Terms of Options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the person to whom such option is granted designating the option as either an Incentive Stock Option or a Nonstatutory Stock Option and shall be subject to the following terms and conditions:

          (a) Subject to adjustment as provided in Section 9 of this Plan, the price at which each share covered by an option may be purchased shall be determined in each case by the Committee but shall not be less than the fair market value thereof at the time the option is granted. If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of the stock of the Company (or any parent or subsidiary of the Company) and an option granted to such optionee is designated as an Incentive Stock Option, the option price shall be no less than 110% of the fair market value of the shares covered by the option on the date the option is granted.

          (b) During the lifetime of the optionee the option may be exercised only by the optionee. The option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution.

          (c) An option may be exercised in whole at any time, or in part from time to time, within such period or periods not to exceed ten years from the granting of the option as may be determined by the Administrator and set forth in the stock option agreement (such period or periods being hereinafter referred to as the "option period"), provided that all options will terminate if the optionee shall cease to be employed by the Company or any of its subsidiaries except as follows:

               (i) if the optionee shall cease to be employed by the Company or any of its subsidiaries because of early, normal or late retirement, as those terms are defined in the Company's profit sharing plan, the option may be exercised only within three years after the termination of employment and only within the option period;

               (ii) if the optionee shall cease to be employed by the Company or any of its subsidiaries because of a total and permanent disability as that term is defined in Section 22(e)(3) of the Code, the option may be exercised only within twelve months after the termination and only within the option period; and

               (iii) if the optionee shall die, the option may be exercised only within twelve months after the optionee's death and only within the option period (and only within the period set forth in subparagraph (i) hereof if such death follows a termination of employment other than for a total and permanent disability; or only within the period set forth in subparagraph
          (ii) hereof if such death follows a termination of employment due to a total and permanent disability as set forth in subparagraph (ii)) and only by the optionee's personal representatives or persons entitled thereto under the optionee's will or the laws of descent and distribution.

               Notwithstanding the foregoing, the Board of Directors, in its sole discretion, or the Administrator, in its sole discretion, may extend the option period of any option (i) for any period following the date of termination of employment (or cessation of service as a director) not to exceed the original option period or (ii) for an additional three years following the date of termination of employment regardless of the original option period.

          (d) The option may not be exercised for more shares (subject to adjustment as provided in Section 9) after the termination of the optionee's employment or the optionee's death than the optionee was entitled to purchase thereunder at the time of the termination of the optionee's employment or the optionee's death.

          (e) If an optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary of the Company) and an option granted to such optionee is designated as an Incentive Stock Option, the option by its terms may not be exercisable after the expiration of five years from the date such option is granted.

          (f) The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option either (i) in cash, (ii) by delivering to the Company shares of the common stock of the Company having an aggregate fair market value equal to the option price of such shares being purchased, provided that the optionee shall have held such shares for at least six (6) months prior to delivery to the Company, or (iii) by delivering a combination of the foregoing having an aggregate fair market value equal to the option price of such shares being purchased.

          (g) Nothing contained in the Plan or in any stock option agreement shall confer upon any optionee any right with respect to the continuance of employment by the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate his employment or change his compensation at any time.

          (h) If the optionee terminates his employment with the Company or a subsidiary for any reason, and commences employment with a Competitor of the Company or a subsidiary of such competitor within twelve months of the date the option is exercised, the optionee shall return to the Company the shares acquired pursuant to such exercise and the Company shall return the purchase price of such shares in cash or certified check within thirty days after the optionee commences such employment with a Competitor. If the optionee has sold such shares, then he agrees to pay to the Company, in cash or certified funds, an amount equal to the proceeds received by the optionee on the sale of such shares less the amount which the optionee paid for such shares on the exercise of the option. Such amount shall be paid to the Company within thirty days after the optionee commences his employment with the Competitor. For the purpose of this Plan, a "Competitor" shall mean any corporation, partnership, sole proprietorship or other entity who sells, manufactures, produces or modifies a product or products similar to, the same as or a substitute for any product or products sold by the Company or any subsidiary.

          (i) A stock option agreement may contain such other terms and conditions not inconsistent with the foregoing as the Administrator shall approve for any or all options granted hereunder, including a vesting restriction on exercise for some or all of the shares subject to the option for certain periods of time not to exceed five years.

          (j) All options shall fully vest and become exercisable upon the occurrence of a Change in Control (as defined below) whether or not such options are otherwise then exercisable under the provisions of the applicable agreements relating thereto. A "Change in Control" will be deemed to occur (i) when a person or entity acquires beneficial ownership of a majority of the voting power of the outstanding securities of the Company, (ii) if following the consummation of a merger or consolidation, the holders of the outstanding voting stock of the Company before such event hold less than a majority of the outstanding voting stock of the Company immediately following such event, or (iii) in the event of a sale of all or substantially all of the Company's assets.

     Section 9.  Adjustment of Number and Price of Shares.

          (a) In the event that a dividend shall be declared upon the common stock of the Company payable in shares of said stock, including any such dividend declared prior to the effective date of this amendment to the Plan, the number of shares of common stock covered by each outstanding option and the number of shares available for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

          (b) In the event that the outstanding shares of common stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares of common stock covered by each outstanding option and for the shares available for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock or other securities.

          (c) In the event there shall be any change, other than specified above in this Section 9, in the number or kind of outstanding shares of common stock of the Company or of any stock or other securities into which such common stock shall be changed or for which it shall have been exchanged, then, if the Board of Directors shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares covered by an option, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and on each outstanding stock option agreement.

          (d) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) and the regulations thereunder, as they may be amended from time to time.

          (e) No adjustment or substitution provided for in this Section 9 shall require the Company to issue or to sell a fractional share under any stock option agreement and the total adjustment or substitution with respect to each stock option agreement shall be limited accordingly.

          (f) In the case of any adjustment or substitution provided for in this Section 9, the option price per share in each stock option agreement shall be equitably adjusted by the Board of Directors to reflect the greater or lesser number of shares of stock or other securities into which the stock covered by the option may have been changed or which may have been substituted therefor.

     Section 10. Fair Market Value. In any determination of fair market value under this Plan, fair market value shall be deemed to be (i) if there quoted, the closing price on the National Market, for the no par value common stock of the Company for the date in question, or if no sales were made on that date, on the next preceding date on which sales were made, or (ii) the mean between the bid and the asked price as quoted by Nasdaq.

     Section 11. Amendment and Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto. Except as provided in
Section 9, the Board of Directors shall submit any amendment to the Plan to the stockholders of the Company for approval only if (i) required by law, or (ii) considered advisable or necessary by the Board of Directors.

     Section 12.  Compliance with Governmental Regulations.

          (a) Notwithstanding any provision of the Plan or the terms of any stock option agreement issued under the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Securities Exchange Act of 1934, if such registration shall be necessary, or before compliance by the Company of any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with all other federal and state laws and regulations and rulings thereunder.

          (b) The Company shall use its best efforts to effect such registrations (except as otherwise provided in paragraph (c) hereof) and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

          (c) The Company may, based upon advice by counsel to the Company, require an optionee to make such representations and warranties at the time of exercise of a stock option granted under the Plan as shall be necessary or convenient to cause the issuance of the shares to such optionee to be in compliance with such laws, regulations and rulings without registration.

     Section 13. Compliance with Section 162(m) of the Code. In order to comply with the provisions of Section 162(m) of the Code, no more than 10% of the shares authorized hereunder shall be covered by options granted to any employee. With respect to employees subject to Section 162(m) of the Code, transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Section 162(m) of the Code. Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Administrator fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator concerned with matters relating to employees subject to section 162(m) of the Code.

     Section 14. Effective Date of Amended Plan. The Plan, as amended, is effective as of August 11, 2001, subject to approval and adoption of the amendment to the Plan by the shareholders [a majority of the votes entitled to be cast at the 2001 annual meeting of shareholders]. In the event that the shareholders, do not approve the Plan, as amended, the Plan as in effect prior to this amendment and restatement shall continue in effect in accordance with its terms.